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                                    EXHIBIT E

          PURCHASE AND SALE AGREEMENT, dated as of October 22, 1996, by and between L&R HOLDINGS, INC., a New York corporation with a principal place of business at 130 Shore Road, Suite 220, Port Washington, New York 11050 ("L&R") and A.J. NASSAR residing at 210 Town Park, Kennesaw, GA 30144 ("Nassar").

          WHEREAS, L&R is the record and beneficial owner of an aggregate of 13,145,854 shares of the issued and outstanding common stock of American Film Technologies, Inc., $.002 par value (the "Common Stock");

          WHEREAS, Nassar desires to purchase from L&R and L&R desires to sell to Nassar an aggregate of 1,200,000 shares of Common Stock (the "Shares"), upon the terms and subject to the conditions of this Agreement.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. PURCHASE AND SALE. Subject to the terms and conditions hereof, on the Closing Date (as defined in Section 2), Nassar shall purchase, and L&R shall sell, all of L&R's right, title and interest in and to the Shares for an aggregate purchase price of $100,000 or $.08333 per share (the "Purchase Price"). The Purchase Price shall be payable as provided in Section 2.

          2. THE CLOSING. Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares described in Section 1 (the "Closing") shall take place at the offices of Bizar Martin & Taub, LLP at 485 Madison Avenue, New York, New York 10022 or at such other place as the parties shall mutually agree. On the Closing Date: (i) L&R will deliver to Nassar certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers or other instruments of transfer, in proper form for transfer, with all signatures guaranteed, free and clear of all liens, charges, claims or other encumbrances of any nature (collectively "Liens"); and (ii) Nassar will deliver the Purchase Price to L&R, by wire transfer of immediately available funds to an account designated at least three days prior to the Closing Date (or such lesser time period as is reasonably practicable). The Closing Date will be on or before September 30, 1996.

          3.   REPRESENTATIONS AND WARRANTIES.

               (a) L&R hereby represents, warrants and, where applicable, covenants to Nassar as follows:

                    (i) L&R is the beneficial and record owner of all of the Shares. All of such Shares have been duly authorized and validly issued and are fully paid and non-

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assessable.  L&R owns the Shares free and clear of all Liens.  On the Closing
Date, Nassar will acquire from L&R good and marketable title to the Shares, free and clear of all Liens;

                    (ii) L&R is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of L&R enforceable in accordance with its terms;

                    (iii) Neither the execution and delivery of this Agreement by L&R nor the consummation by L&R of the transactions contemplated hereby will (a) conflict with or result in a breach of or constitute or result in a default under its certificate of incorporation and by-laws or any judgment, order, law, regulation or ruling of any court or governmental authority, domestic or foreign, to which L&R is subject or by which any of its assets may be bound, or (b) conflict with or result in a breach of or constitute or result in a default under any agreement, instrument or obligation to which L&R is a party or by which any of its assets may be bound; and

                    (iv) No consent, authorization or approval of, or filing or registration with, any governmental or regulatory authority or any other person or entity is required in connection with the execution and delivery of this Agreement by L&R and the consummation of the transactions contemplated hereby by L&R.

               (b) Nassar hereby represents, warrants and, where applicable, covenants to L&R as follows:

                    (i) Nassar has all power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Nassar, enforceable in accordance with its terms;

                    (ii) Neither the execution and delivery of this Agreement by Nassar nor the consummation by Nassar of the transactions contemplated hereby will conflict with or result in a breach of or constitute or result in a default under any agreement, instrument or obligation to which Nassar is a party or by which any of his assets may be bound;

                    (iii) No consent, authorization or approval of, or filing of registration with, any governmental or regulatory authority or any other person or entity is required in connection with the execution and delivery of this Agreement by Nassar and the

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consummation of the transactions contemplated hereby by Nassar;

                    (iv)      Nassar is an "accredited investor" as defined in
Section 2(15) of the Securities Act of 1933, as amended (the "Act"), and in Rule 501 promulgated thereunder. Nassar has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares. Nassar believes that such an investment is suitable for him based upon his investment objectives and financial needs; and

                    (v) The Shares being acquired by Nassar hereunder are being acquired for his own account for investment purposes and not with a view to or for resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"); nor with any present intention of selling or otherwise disposing of all or any part of the Shares. Nassar agrees that he shall not sell, assign, or transfer any of the Shares except (i) pursuant to a Registration Statement under the Securities Act which has become effective and is current with respect to the Shares, or (ii) pursuant to a specific exemption from registration under the Securities Act, but only upon Nassar first having obtained a prior favorable written opinion from counsel to American Film Technologies, Inc. with respect to such sale, assignment or transfer. Nassar acknowledges that the Shares being acquired by him hereunder have not been registered under the Securities Act and will be "restricted securities", as that term is defined under the Securities Act and the General Rules and Regulations promulgated thereunder, with specific limitations on their sale, assignment or transfer unless registered under the Securities Act or an exemption from such registration is available. Nassar further acknowledges that the exemption from registration afforded by the General Rules and Regulations under the Securities Act depends upon the satisfaction of various conditions and that, if applicable, such rules afford the basis for sales of restricted securities (such as the Shares) only in limited amounts and, in the case of securities to which such rules are not applicable, compliance with some other exemption of the Securities Act will be required. Nassar acknowledges that L&R will have no obligation to take any step necessary to obtain, on behalf of Nassar, any exemption from registration under the Securities Act. The certificates representing the Shares to be transferred to Nassar pursuant to this Agreement shall bear the standard restrictive stock language.

          4.   OTHER AGREEMENTS.

               (a) SURVIVAL OF WARRANTIES. All statements contained in this Agreement and in any certificate, instrument or document delivered by or on behalf of L&R or Nassar pursuant hereto or in connection with the transactions contemplated hereby, shall

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be deemed representations and warranties hereunder by such party.  All representations, warranties and agreements set forth herein shall survive the Closing Date.

               (b)  INDEMNIFICATION.

                    (i) From and after the Closing Date, L&R, on the one hand, and Nassar, on the other hand, shall indemnify and save harmless the other (in such capacity, an "Indemnified Party") against any loss, claim, liability, expense (including its reasonable attorneys' fees) or other damage (collectively, "Losses") caused by or arising out of (i) the failure by the party against whom indemnification is sought (the "Indemnifying Party") to perform any of its covenants or agreements in this Agreement or (ii) the breach of any representation or warranty made by or on behalf of the Indemnifying Party in this Agreement.

                    (ii) The Indemnified Party shall notify the Indemnifying Party of any claim to be asserted under this Section 4(b) against the Indemnifying Party as soon as practicable after the Indemnified Party receives notice of or otherwise has actual knowledge of such claim, and shall provide to the Indemnifying Party as soon as practicable after the Indemnified Party receives notice of or otherwise has actual knowledge of such claim, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify the claim being asserted.

                    (iii) Promptly after receipt by the Indemnified Party of notice of the commencement by any third party of any action, suit or proceeding which might result in the Indemnifying Party becoming obligated to indemnify or make any other payment to the other under this Agreement, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Agreement, notify the Indemnifying Party forthwith in writing of the commencement thereof. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve such party from any liability which it or he may have on account of this indemnification or otherwise, except to the extent that such party is materially prejudiced thereby. The Indemnifying Party shall have the right, within thirty days after being so notified, to assume the defense of such litigation or proceeding with counsel reasonably satisfactory to the Indemnified Party. In any such litigation or proceeding the defense of which the Indemnifying Party shall have so assumed, the Indemnified Party shall have the right to participate therein and retain its own counsel at its own expense unless (A) the parties shall have mutually agreed to the retention of such counsel or (B) the named parties to any such litigation or proceeding (including impleaded parties) include both the Indemnifying Party and the Indemnified Party, and representation of

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both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; in either such case, such separate counsel may be retained by the Indemnified Party at the Indemnifying Party's expense. To the extent that the settlement of such an action or proceeding, the defense of which has been assumed by the Indemnifying Party, involves the payment of money, the Indemnifying Party shall have the right, in consultation with the Indemnified Party, to settle those aspects dealing only with the payment of money. Notwithstanding the foregoing, in connection with any such defense or settlement, the Indemnifying Party shall not enter into a consent decree involving injunctive relief or consent to an injunction without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of any action, suit or proceeding assumed by the Indemnifying Party.

               (c) EXPENSES. Except as otherwise provided herein, each party shall bear its own expenses (including those of counsel) incurred in connection with this Agreement and the transactions herein contemplated.

          5. FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such other documents and instruments and take such other actions as the other party may reasonably request in order to consummate the sale and carry out the transactions contemplated by this Agreement.

          6.   MISCELLANEOUS.

               (a) ENTIRE AGREEMENT. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

               (b) GOVERNING LAW. This Agreement is governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed wholly within such State.

               (c) HEADINGS AND EXHIBITS. The headings of the various sections and paragraphs herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

               (d) ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted

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assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party without the prior written consent of the other party hereto.

          7. RIGHTS AND REMEDIES. The rights and remedies of the parties hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provisions. Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof.
The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other suitable remedy, but nothing contained hereunder is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other party for a breach or threatened breach of any provisions hereof, it being the intention of this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

          8. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and delivered at the addresses designated below, or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows, or to such other address or addresses as may hereafter be furnished by one party to the other party in compliance with the terms hereof:

               If to L&R, to :

               L&R Holdings, Inc.
               130 Shore Road, Suite 220
               Port Washington, New York 11050
               Attn: Robert Levine, President

               with a copy to:

               Bizar Martin & Taub, LLP
               485 Madison Avenue
               New York, New York 10022
               Attn: Sam Schwartz, Esq.

               If to Nassar to:

               A.J. Nassar
               210 Town Park
               Kennesaw, GA 30144

          All such notices and communications shall be effective when delivered at the designated addresses or five days after deposited in the mails in conformity with the provisions hereof.

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          9.   COUNTERPARTS.  This Agreement may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

          IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.


                              L&R Holdings, Inc.


                              By:  /s/Robert Levine
                                   ------------------------------
                                   Robert Levine, President


                              /s/A.J. Nassar
                              -------------
                              A.J. Nassar


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